    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 23, 2001

                                                     REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                   ----------


                                     AVIRON
             (Exact Name of Registrant as Specified in Its Charter)

                                   ----------

            DELAWARE                                  77-0309686
    (State of Incorporation)              (I.R.S. Employer Identification No.)


                                   ----------


                            297 North Bernardo Avenue
                             Mountain View, CA 94043
                              Phone: (650) 919-6500
                    (Address of Principal Executive Offices)

                                   ----------

                     1999 Non-Officer Equity Incentive Plan
                            (Full Title of the Plan)


           C. Boyd Clarke                                     Copy to:
President and Chief Executive Officer                 Alan C. Mendelson, Esq.
               Aviron                                     Latham & Watkins
      297 North Bernardo Avenue                        135 Commonwealth Drive
       Mountain View, CA 94043                      Menlo Park, California 94025
        Phone: (650) 919-6500                              (605) 463-4693
           (Name, Address, including Zip Code, and Telephone Number,
                   Including Area Code, of Agent For Service)


                         CALCULATION OF REGISTRATION FEE

=========================================================================================================
                                                PROPOSED MAXIMUM      PROPOSED MAXIMUM        AMOUNT OF
TITLE OF SECURITIES           AMOUNT TO BE       OFFERING PRICE          AGGREGATE           REGISTRATION
 TO BE REGISTERED              REGISTERED        PER SHARE(1)(2)    OFFERING PRICE(1)(2)       FEE(1)
-------------------           ------------      ----------------    --------------------     ------------
Common Stock
(par value $.001)           1,000,000 shares        $27.90               $27,900,000            $6,975
=========================================================================================================

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered and sold pursuant to the employee benefit plan described herein.

(2) Estimated for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act based on the average high and low prices for the Registrant's Common Stock as reported on the Nasdaq National Market on October 18, 2001.

                     REGISTRATION OF ADDITIONAL SECURITIES

      By a registration statement on Form S-8 filed with the Securities and Exchange Commission on November 24, 1999, Registration No. 333-91607 (the "First Registration Statement"), the Registrant previously registered
1,900,000 shares of its Common Stock reserved for issuance from time to time in connection with the 1999 Non-Officer Equity Incentive Plan (the "Plan"). By a registration statement on Form S-8 filed with the Securities and Exchange Commission on August 23, 2000, Registration No. 333-44350 (the "Second Registration Statement"), the Registrant incorporated the First Registration Statement by reference and registered an additional 1,300,000 shares of its Common Stock reserved for issuance from time to time in connection with the Plan.

      The Registrant's Board of Directors has authorized the amendment of the Plan to increase the number of shares of Common Stock issuable thereunder by 1,000,000 shares to a total of 4,200,000 shares. The Registrant is hereby registering an additional 1,000,000 shares of Common Stock issuable under the Plan.

      Pursuant to General Instruction E of Form S-8, the contents of the First Registration Statement and the Second Registration Statement are incorporated by reference herein with such modifications as are set forth below.

ITEM 5.     INTEREST OF NAMED EXPERTS AND COUNSEL

      Latham & Watkins of Menlo Park, California will issue an opinion about certain legal matters with respect to the common stock being offered hereby. Alan C. Mendelson, one of our Directors and a partner of Latham & Watkins, owns 2,843 shares of our Common Stock.

ITEM 8.     EXHIBITS

            See the Exhibit Index on Page 4.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on this 23rd day of October, 2001.

                                     AVIRON


                                       By  /s/ C. Boyd Clarke
                                          -------------------------------------
                                           C. Boyd Clarke
                                           President, Chief Executive Officer
                                           and Chairman of the Board

                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints C. Boyd Clarke and Fred Kurland, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

                 SIGNATURE                                             TITLE                                   DATE
                 ---------                                             -----                                   ----
           /s/ C. Boyd Clarke                          President, Chief Executive Officer and             October 23, 2001
---------------------------------------------                   Chairman of the Board
               C. Boyd Clarke                               (Principal Executive Officer)


            /s/ Fred Kurland                      Senior Vice President and Chief Financial Officer       October 23, 2001
---------------------------------------------       (Principal Financial and Accounting Officer)
                Fred Kurland


                                                                       Director
---------------------------------------------
          R. Gordon Douglas, Jr., M.D.


        /s/ Dennis M. Fenton, Ph.D.                                    Director                           October 23, 2001
---------------------------------------------
            Dennis M. Fenton, Ph.D.


         /s/ Barbara Hackman Franklin                                  Director                           October 23, 2001
---------------------------------------------
             Barbara Hackman Franklin


       /s/ Wayne T. Hockmeyer, Ph.D.                                   Director                           October 23, 2001
---------------------------------------------
           Wayne T. Hockmeyer, Ph.D.


          /s/ Alan C. Mendelson                                        Director                           October 23, 2001
---------------------------------------------
              Alan C. Mendelson


         /s/ J. Leighton Read, M.D.                                    Director                           October 23, 2001
---------------------------------------------
             J. Leighton Read, M.D.


         /s/ Bernard Roizman, Sc.D.                                    Director                           October 23, 2001
---------------------------------------------
             Bernard Roizman, Sc.D.

                                  EXHIBIT INDEX

EXHIBIT
NUMBER      DESCRIPTION OF DOCUMENT
------      -----------------------
4.1         1999 Non-Officer Equity Incentive Plan, as amended.

5.1         Opinion of Latham & Watkins.

23.1        Consent of Ernst & Young LLP, Independent Auditors.

23.2        Consent of Latham & Watkins. Reference is made to Exhibit 5.1.

24.1        Power of Attorney. See signature page.


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